EXHIBIT 99(b)


                                                                June 9, 1995

                                NMR OF AMERICA, INC.
                            DUE DILIGENCE MEMORANDUM


       The Board of Directors ("Directors") of NMR of America, Inc. ("NMR" or the "Company") has asked Janney Montgomery Scott Inc. ("JMS") to render its written opinion on the fairness, from a financial point of view, to the Company and its shareholders of the exchange ratio (the "Exchange Ratio") in the proposed merger ("Transaction") of NMR and Morgan Medical Holdings, Inc. ("Morgan").

       As part of our investment banking business, we are regularly engaged in the valuation of businesses and their securities in connection with the preparation of fairness opinions, mergers and acquisitions, divestitures and asset purchases, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate, and other purposes.

       The following represents a summary of some of the significant matters, among others, which we considered in the course of conducting our analysis to enable us to be in a position to render our opinion as to the fairness, from a financial point of view, of the Exchange Ratio.

I.    Proposed Transaction
      --------------------
Pursuant to the Agreement and Plan of Merger dated April 11, 1995 ("Merger Agreement") entered into by and among NMR and Morgan, NMR, the surviving corporation, has offered to purchase the issued and outstanding common shares of Morgan in a merger transaction which values each Morgan share at 0.3333586 of each share of NMR common stock. On this basis, the transaction assumes that NMR will pay 1,120,058 shares of its stock to Morgan's shareholders. In addition, subject to conditions set forth in the Merger Agreement, the transaction contemplates that various other issued and outstanding warrants, stock options and convertible securities, collectively known as the "Morgan Derivative Securities," shall be exercisable or convertible into 100,000 shares of NMR common stock.

Additional conditions of the Merger Agreement provide, among other things, i) that a lease agreement between Morgan and Cape Coral Hospital (the "Hospital") be amended or supplemented to the satisfaction of NMR; ii) that Morgan sell for cash all the outstanding stock or assets of its physical therapy rehabilitation subsidiary,

Morgan HealthWorks, Inc.; and, iii) that Morgan's president, J. Mark Strong, and vice president, Sandra G. Garrison, collateralize their respective note obligations with the NMR stockholdings each receives as a result of the merger.

II.   Evaluation Procedures Followed

During the course of our investigation and study, we conducted interviews with persons who, in our judgment, were capable of providing us with information necessary to complete our engagement. Based on information provided by the companies and other sources, we applied customary investment banking evaluation techniques and conducted other procedures which we deemed relevant and necessary.

1.    Persons Interviewed

      A.    NMR Personnel and Directors

            i)      Joseph G. Dasti, President and Chief Executive Officer
            ii)     John P. O'Malley, Executive Vice President-Finance

      B.    McCarter & English - Counsel to NMR

            i)      Peter S. Twombly, Esq.

      C.    Morgan Personnel and Directors

            i)      J. Mark Strong, President
            ii)     Sandra G. Garrison, Vice President
            iii)    Michael Conroy, Chief Financial Officer
            iv)     Pam Reid, Controller

      D.    Garcia & Ortiz, P.A. - Auditors for Morgan

            i)      Luis Ortiz, Managing Partner
            ii)     Frank Valdez, Audit Partner
            iii)    Jim Waters, Tax Partner

2.    Facilities Visited

      A.      NMR's headquarters in Murray Hill, New Jersey.
      B.      Morgan's headquarters in Tampa, Florida.
      C. Morgan's four diagnostic centers in Florida-Titusville, Sarasota, Cape Coral and Naples.

III.  Documents and Information Examined
      ----------------------------------
The following are among the documents and information received from the Company and other sources which we examined and reviewed in order to arrive at our conclusions:

1. Agreement and Plan of Merger by and among NMR of America, Inc., NMR Sub, Inc., and Morgan Medical Holdings, Inc. dated April 11, 1995.

2. Draft Preliminary Proxy Statement dated May 15, 1995 for the Annual Meeting of NMR Shareholders.

3. NMR's public SEC financial and proxy filings for the past five years and nine months.

4. Morgan's public SEC financial and proxy filings for the past three years and three months.

5. Selected actual and pro forma financial statements prepared by NMR and Morgan management (reflecting the proposed transaction) as follows:

      a. The companies' combined pro forma operating statements and balance sheets for the periods ended September 30, 1994 and December 31, 1994.

      b. Projections of Morgan's revenues and earnings, prepared by Morgan management, for the years ending December 31, 1995 and 1996.

      c. Morgan's consolidating income statements for the years 1993 and 1994 and the last four months through April 30, 1995, and projections for the 1995 year.

      d. NMR's consolidating income statement projections, excluding Morgan, for the years ending March 31, 1996 through 1998.

6.    Proposed employment contract with Sandra G. Garrison.

7.    Proposed consulting agreement with J. Mark Strong.

8. The Private Placement Memorandum dated May 6, 1994 covering a proposed financing for Morgan.

9.    The AmSouth Bank of Florida Note Agreement dated December 6, 1994.

10. Schedule 13-D representing the Morgan stockholdings of the Realty Development & Management Group, et. al., including Exhibit A, as submitted to the Securities and Exchange Commission on January 20, 1995.

11.   Settlement Agreement and Mutual Releases between and among Morgan,
      J. Mark Strong, et. al., and the Schedule 13D Group dated March 31, 1995.

12. Various loan and collateral agreements with the Medical Equipment Finance Company covering Morgan equipment at its Florida centers in Cape Coral, Naples and Titusville.

13. Various lease agreements with Lease Resource, Inc., and lease agreements and a note with Siemens Credit Corporation covering Morgan equipment at its center in Sarasota, Florida.

14.   The Ground Lease agreement by and between Cape Coral Hospital and
      Morgan dated December 12, 1989 evincing the hospital's right to acquire Morgan's Cape Coral center (including its business, MRI scanner and other medical equipment). The agreement provides that the hospital can exercise its right to purchase the center during the first two months of each year, commencing in 1996, and establishes the procedures for settling on the fair market value of the center.

15.   Five-year history of the companies' market prices and volume.

IV. Factors and Data Considered
    ---------------------------

The character of, nature of and trends in Morgan's business including, among other factors, the following:

1. The trend in Morgan's historic and forecasted sales and operating performance.

2. Ongoing changes in the health care industry, especially the growth of health maintenance organizations (HMOs) and national hospital management chains, which may have an adverse effect on reimbursement rates and referral sources.

3. Competitive factors in Florida, particularly as they relate to inroads by HMOs and hospital chains and the restrictions on internal growth imposed by direct competition from regional and national operators of diagnostic imaging centers.

4. The impact of governmental regulations, including "Self-referral" and "Anti-kickback" statutes and "Fee caps" legislation, which also may effect reimbursement rates and referral sources.

5. The capital intensive nature of Morgan's business; substantially all Morgan assets are pledged as collateral against equipment loans.

6. Morgan's current liquidity position, its long-term debt financing sources and its ability to fund its capital expansion. The merger with NMR will improve Morgan's ability to expand its operations in Florida.

7. The importance of management changes at Morgan encompassing the employment agreement with Sandra G. Garrison and the consulting agreement with J. Mark Strong.

8. The potential for a significant reduction in revenues and earnings, commencing in early 1996, if the Cape Coral Hospital elects to purchase Morgan's Cape Coral facility. Our analysis indicates that the proceeds from the facility's sale could be quite sizable based on a multiple of EBITDA.

9. Morgan's current and historic payor mix which indicates that nearly half of revenues are accounted for by Medicare recipients.

10.    The risk of technological obsolescence of Morgan's equipment.

11. Comparative statistical and public trading information on other companies in the diagnostic imaging services industry.

12. A comparable transaction analysis as it relates to Advanced NMR Systems' recent proposal to acquire Medical Diagnostics, Inc.

13. A discounted cash flow analysis based on earnings and cash flow estimates supplied by Morgan management.

14. An analysis of the contribution by Morgan to NMR's pro forma revenues and earnings reflecting the transactions related to the Merger Agreement.

V.     Access to Information and Personnel
       -----------------------------------
During our investigation we received access to all materials and personnel, internal and external, we requested for our study. No limitations were imposed on our investigation.

VI.    Assumptions and Limitations
       ---------------------------
The following are the assumptions and limitations to which our valuation is subject:

1. We have assumed that all audited financial statements fairly present the financial position and results of operations of NMR and Morgan as of the dates and for the periods indicated and have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis, that such balance sheets and the notes thereto make full and adequate provision for all obligations and liabilities (fixed or contingent) of the companies as of the dates indicated for which provision is required under GAAP to be so made, and as of such respective dates the companies had no obligations or liabilities (fixed or contingent) not reflected or reserved against in such balance sheets or the notes thereto which are required under GAAP to be so reflected or reserved.

2. We made no independent verification of the completeness and accuracy of the financial or operating data contained in the year end statements, interim reports, forecasts, or any other financial or operating data of Morgan, and have assumed that all information provided by management of Morgan or others is correct and complete in all material respects and reflects good faith efforts to describe the present and future status of Morgan from an operational and financial point of view. We have assumed that Morgan has adequate internal financial controls in place. In conducting our investigation, we have utilized various publicly available information without independent verification.

3. We have not made nor obtained an independent evaluation or appraisal of the assets or liabilities of Morgan and our opinion does not address the relative merits of the merger transaction as compared to any alternative business combination in which NMR and Morgan might engage.

4. We have relied on the representations of Morgan's management and its counsel regarding the status of legal proceedings and governmental actions, specifically as it relates to "Fee caps" legislation.

5. We express no opinion as to the tax or accounting consequences of any aspect of the Transaction to the companies, their shareholders, or any other party to the Transaction.

6. We have assumed that all required consents and approvals from shareholders, financial institutions, regulators and others, will be obtained prior to the closing of the Transaction.

7. We have assumed that the loans to J. Mark Strong and Sandra G. Garrison will be paid on a timely basis, and that NMR will bear no financial burden from potential litigation that might result from the loans.

8. We have assumed that Morgan management and its advisors have, at the date of this opinion, disclosed to us everything which could have either a material positive or negative effect upon the financial position or future operations and earnings of Morgan.

9. Our analysis and judgments are necessarily based upon market, economic and other conditions as they exist and can be evaluated as of the date of the opinion.

VII. Independence, Indemnification, Fee Agreement
     --------------------------------------------

     Section I of this report is our engagement letter which details independence, indemnification and fee agreements.

The schedules in Section 4 present summaries of the analyses, among others, which Janney Montgomery Scott Inc. ("JMS") utilized in the rendering of its opinion. These schedules are not a complete summary of the analyses performed by JMS. The preparation of a fairness opinion is a complex process and not necessarily susceptible to partial analysis or summary description.

                                   NMR of America, Inc.
                                   --------------------

                                 BALANCE SHEET AT MARCH 31
                                 -------------------------
                                  All items in thousands



ASSETS                                          1992         1993        1994
                                              -------      -------      -------

Current assets
   Cash and cash equivalents                   $5,030       $3,935       $3,719
   Short-term investments                                                   611
   Due from affiliated physicians, net          5,797        5,828        8,025
   Other current assets                         1,477          997          808
                                              -------      -------      -------

        Total current assets                   12,305       10,760       13,163

Property, plant & equipment, net               12,257       11,670       11,452

Cost in excess of net assets acquired           1,208          818        2,575

Other assets                                    1,430        1,404        1,784
                                              -------      -------      -------
                                              $27,201      $24,651      $28,973
                                              =======      =======      =======


LIABILITIES and STOCKHOLDERS' EQUITY

Current liabilities
   Accounts payable and accrued expenses       $2,039       $2,075       $2,702
   Current installments on capital lease
     obligations                                  363          154          336
   Current installments on notes and
     mortgage payable                           1,246        1,015        1,734
                                              -------      -------      -------
    Total current liabilities                   3,648        3,244        4,771

Convertible subordinated debt, net              2,125        2,084        2,126
Obligations under capital leases, less
  current installments                          2,982          595          768
Notes and mortgage payable, less current
  installments                                  3,788        5,931        8,684
Other long-term liabilities                       364          222
Minority interest in limited partnerships       3,544        3,516        1,722
Committments and contingencies

Stockholders' equity
    Common stock                                   51           51           53
    Additional paid-in-capital                 10,332       10,449       10,923
    Retained earnings                             647           53        1,420
    Treasury stock, at cost                      (280)      (1,494)      (1,494)
                                              -------      -------      -------
                                               10,749        9,059       10,902
                                              -------      -------      -------
                                              $27,201      $24,651      $28,973
                                              =======      =======      =======

                                   NMR of America, Inc.
                                   --------------------

                                 BALANCE SHEET AT MARCH 31
                                 -------------------------
                           All items shown as percent of total assets


ASSETS                                       1992           1993           1994
                                             -----          ----           ----
Current assets

    Cash and cash equivalents                  18%            16%            13%
    Short-term investments                      0%             0%             2%
    Due from affiliated physicians, net        21%            24%            28%
    Other current assets                        5%             4%             3%
                                             -----          -----          -----
             Total current assets              45%            44%            45%

Property, plant & equipment, net               45%            47%            40%

Cost in excess of net assets acquired           4%             3%             9%

Other assets                                    5%             6%             6%
                                             -----          -----          -----
                                              100%           100%           100%
                                             =====          =====          =====

LIABILITIES and STOCKHOLDERS' EQUITY

Current liabilities

    Accounts payable and accrued expenses       7%             8%             9%
    Current installments on capital lease
      obligations                               1%             1%             1%
    Current installments on notes and
      mortgage payable                          5%             4%             6%
                                             -----          -----          -----
             Total current liabilities         13%            13%            16%

Convertible subordinated debt, net              8%             8%             7%
Obligations under capital leases, less
  current installments                         11%             2%             3%
Notes and mortgage payable, less current
  installments                                 14%            24%            30%
Other long-term liabilities                     1%             1%             0%
Minority interest in limited partnerships      13%            14%             6%
Commitments and contingencies

Stockholders' equity
    Common stock                                0%             0%             0%
    Additional paid-in-capital                 38%            42%            38%
    Retained earnings                           2%             0%             5%
    Treasury stock, at cost                    -1%            -6%            -5%
                                             -----          -----          -----
                                               40%            37%            38%
                                             -----          -----          -----
                                              100%           100%           100%
                                             =====          =====          =====

                                        NMR of America, Inc.

                       HISTORICAL STATEMENTS OF INCOME FOR YEAR ENDED MARCH 31
                           All items in thousands except per share amounts

                                                               1992       1993      1994
                                                               -----      ----      ----

Revenue                                                      $15,175    $14,830    $15,597

Costs and expenses
   Payroll and related costs                                   3,935      4,576      3,958
   Depreciation and amortization                               2,466      2,766      2,545
   Medical supplies and other operating costs                  4,381      5,138      5,187
   Center upgrade costs                                                     583
   Other general and administrative                              633        772        689
                                                              ------     ------     ------
                                                              11,414     13,835     12,379
                                                              ------     ------     ------
Operating Income                                               3,760        995      3,218

Other expense (income)
   Interest expense                                              517        787        824
   Other (income) expense                                       (547)      (181)      (131)
                                                              ------     ------     ------
   Income before minority interest, taxes and extraordinary
   items                                                       3,790        388      2,525

Minority interest in income of limited partnerships            1,766        982      1,049
                                                              ------     ------     ------
   Income before taxes and extraordinary items                 2,025       (594)     1,476

Income tax provision                                             669          0        108
                                                              ------     ------     ------
   Income before extraordinary items                           1,356       (594)     1,368

Tax benefit from utilization of loss carryforward                349          0          0
                                                              ------     ------     ------
Net Income                                                    $1,705      ($594)    $1,368
                                                              ======     ======     ======
Per Share Data
   Primary
      Income (loss) before extraordinary item                  $0.33     ($0.12)     $0.29
      Extraordinary item                                       $0.09      $0.00      $0.00
                                                              ------     ------     ------
      Net income (loss) per share                              $0.42     ($0.12)     $0.29
                                                              ======     ======     ======
   Fully Diluted
      Income (loss) before extraordinary item                  $0.29     ($0.12)     $0.29
      Extraordinary item                                       $0.08      $0.00      $0.00
                                                              ------     ------     ------
      Net income (loss) per share                              $0.37     ($0.12)     $0.29
                                                              ------     ------     ------

Primary Weighted Average Shares Outstanding                    4,085      4,800      4,757
Fully Diluted Weighted Average Shares Outstanding              4,610      4,800      4,757


                                        NMR of America, Inc.
                                        --------------------
                              INCOME STATEMENT FOR YEAR ENDED MARCH 31
                              ----------------------------------------
                               All items shown as percent of revenue
                                                                                   1992     1993     1994
                                                                                  ------   ------   ------

Revenue                                                                            100%     100%     100%

Costs and expenses
     Payroll and related costs                                                      26%      31%      25%
     Depreciation and amortization                                                  16%      19%      16%
     Medical supplies and other operating costs                                     29%      35%      33%
     Center upgrade costs                                                            0%       4%       0%
     Other general and administrative                                                4%       5%       4%
                                                                                  ------   ------   ------
                                                                                    75%      93%      79%
                                                                                  ------   ------   ------



Operating Income                                                                    25%       7%      21%

Other expense (income)
     Interest expense                                                                3%       5%       5%
     Other (income) expense                                                         -4%      -1%      -1%
                                                                                  ------   ------   ------
     Income before minority interest, taxes and extraordinary items                 25%       3%      16%

 Minority interest in income of limited partnerships                                12%       7%       7%
                                                                                  ------   ------   ------
     Income before taxes and extraordinary items                                    13%      -4%       9%

 Income tax provision                                                                4%       0%       1%
                                                                                  ------   ------   ------
     Income before extraordinary items                                               9%      -4%       9%

 Tax benefit from utilization of loss carryforward                                   2%       0%       0%
                                                                                  ------   ------   ------

 Net Income                                                                         11%      -4%       9%
                                                                                  ======   ======   ======

                                          NMR of America, Inc.
                                          --------------------

                             STATEMENT OF CASH FLOWS FOR YEAR ENDED MARCH 31
                             -----------------------------------------------
                                         All items in thousands

                                                                      1992       1993       1994
                                                                      ----       ----       ----
Operating Activities
    Net income (loss)                                                 $1,705      ($594)    $1,368
    Adjustments to reconcile net income to net cash provided
         by operating activities
             Depreciation and amortization                             2,466      2,766      2,545
             Minority interest in income of limited partnerships       1,766        982      1,049
             Equity in income from unconsolidated partnerships          (208)      (159)       (53)
             Gain on sale of limited partnership interests                         (270)
             Loss on disposition of center assets                         17        212         47
             Gain on sale of short-term investments                                             (9)
             Changes in assets and liabilities
                Increase in amount due from affiliated physicians       (280)       (31)    (2,196)
                Decrease (increase) in other current assets           (1,060)       481        189
                Decrease (increase) in other assets                     (522)       368        160
                Increase (decrease) in accounts payable and accrued     (329)        36        532
                Decrease in other liabilities                           (199)      (142)      (222)
                                                                      ------     ------     ------

Net Cash Provided by Operating Activities                              3,356      3,648      3,408

Investing Activities
    Purchases of equipment                                            (4,996)    (4,231)      (338)
    Purchase of short-term investments                                                      (1,202)
    Purchase of limited partnership interests                         (1,255)      (347)    (2,185)
    Acquisition of purchase option                                                            (200)
    Acquisition of center                                                                     (325)
    Proceeds from sale of short-term investments                                               600
    Proceeds from disposition of center assets                           250
    Other                                                                 29                   (11)
                                                                      ------     ------     ------
                                                                      (5,973)    (4,578)    (3,661)
Net Cash Used by Investing Activities


Financing Activities
    Repayments of debt, including capital lease obligations           (2,705)    (1,707)    (1,588)
    Distributions to limited partners                                 (2,229)    (1,136)      (683)
    Capital contributions from limited partners, net                     459        443
    Proceeds from borrowings                                           5,003      3,415      2,320
    Purchase of common stock warrants                                 (1,127)       (11)       (12)
    Proceeds from conversion of warrants to common stock               5,561         27
    Proceeds from stock issuance and exercise of stock options            62         18
    Purchase of treasury stock                                          (120)    (1,214)
                                                                      ------     ------     ------


Net Cash Provided (Used) by Financing Activities                       4,904       (165)        37

Increase (Decrease) in Cash                                            2,287     (1,095)      (216)

Cash and Cash Equivalents at Beginning of Year                         2,743      5,030      3,935
                                                                      ------     ------     ------
Cash and Cash Equivalents at End of Year                              $5,030     $3,935     $3,719
                                                                      ======     ======     ======

                               Morgan Medical Holdings, Inc.
                               ----------------------------

                               BALANCE SHEET AT DECEMBER 31
                               ----------------------------

                                  All items in thousands

                                                     1992       1993       1994
                                                    ------     ------     -----
ASSETS
Current assets
   Cash                                              $153       $405       $106
   Patient accounts receivable, net                 1,157      1,067      1,652
   Current maturities of due from related parties     102        257        136
   Prepaid expenses                                    59         36         31
                                                    -----     ------     ------
         Total current assets                       1,471      1,765      1,926

Property, plant & equipment
   Leasehold improvements                             486        494        735
   Software                                             9          9         16
   Furniture and fixtures                              59         80        159
   Medical equipment                                3,503      4,446      6,710
   Office and other equipment                          73        113        249
   Transportation equipment                            24         24         77
   Equipment leased to others                         315         77
                                                    -----     ------     ------
      Total property, plant & equipment             4,470      5,243      7,945
   Accumulated depreciation                           576        988      1,720
                                                    -----     ------     ------
Net property, plant & equipment                     3,894      4,255      6,225

Due from related parties, less current maturities                           237
Deposits                                                7        142         39
Covenant-not-to-compete                               267        167         67
Goodwill                                              177        225        209
Other assets                                           20         15         18
                                                   ------     ------     ------
                                                   $5,836     $6,569     $8,720
                                                   ======     ======     ======
LIABILITIES and STOCKHOLDERS' EQUITY
Current liabilities
   Current maturities of long-term debt              $638       $977       $701
   Current maturities of capital lease obligations    659                   332
   Accounts payable                                   276         78        122
   Accrued expenses                                   243        173        367
   Loans payable to stockholder                        25         15
   Due to former affiliates                                       57
   Deferred income taxes                                         310        470
                                                    -----     ------     ------
      Total current liabilities                     1,840      1,610      1,990

Long-term liabilities
   Long-term debt, less current maturities            526      3,514      3,606
   Capital lease obligations, less current
     maturities                                     2,531                 1,486
   Deferred revenue                                    32         18          6
   Deferred income taxes                              204        296        269
                                                    -----     ------     ------
      Total long-term liabilities                   3,292      3,828      5,367

Minority Interest                                     158

Stockholders' equity
   Common stock                                       254        329        346
   Paid-in-deficit                                    (18)       (18)       (18)
   Retained earnings                                  311        821      1,036
                                                    -----     ------     ------
                                                      547      1,131      1,363
                                                   ------     ------     ------
                                                   $5,836     $6,569     $8,720
                                                   ======     ======     ======

                                    Morgan Medical Holdings. Inc.
                                    -----------------------------


                                     BALANCE SHEET AT DECEMBER 31
                                     ----------------------------
                              All items shown as percent of total assets
                                                                                  1992            1993            1994
                                                                                 ------          ------          ------

ASSETS
Current assets
     Cash                                                                           3%              6%              1%
     Patient accounts receivable, net                                              20%             16%             19%
     Current maturities of due from related parties                                 2%              4%              2%
     Prepaid expenses                                                               1%              1%              0%
                                                                                 ------          ------          ------
               Total current assets                                                25%             27%             22%

Property, plant & equipment
     Leasehold improvements                                                         8%              8%              8%
     Software                                                                       0%              0%              0%
     Furniture and fixtures                                                         1%              1%              2%
     Medical equipment                                                             60%             68%             77%
     Office and other equipment                                                     1%              2%              3%
     Transportation equipment                                                       0%              0%              1%
     Equipment leased to others                                                     5%              1%              0%
                                                                                 ------          ------          ------
          Total property, plant & equipment                                        77%             80%             91%
     Accumulated depreciation                                                      10%             15%             20%
                                                                                 ------          ------          ------
Net property, plant & equipment                                                    67%             65%             71%

Due from related parties, less current maturities                                   0%              0%              3%
Deposits                                                                            0%              2%              0%
Covenant-not-to-compete                                                             5%              3%              1%
Goodwill                                                                            3%              3%              2%
Other assets                                                                        0%              0%              0%
                                                                                 ------          ------          ------
                                                                                  100%            100%            100%
                                                                                 ------          ------          ------


 LIABILITIES and STOCKHOLDERS' EQUITY
 Current liabilities
      Current maturities of long-term debt                                         11%             15%              8%
      Current maturities of capital lease obligations                              11%              0%              4%
      Accounts payable                                                              5%              1%              1%
      Accrued expenses                                                              4%              3%              4%
      Loans payable to stockholder                                                  0%              0%              0%
      Due to former affiliates                                                      0%              1%              0%
      Deferred income taxes                                                         0%              5%              5%
                                                                                 ------          ------          ------
           Total current liabilities                                               32%             25%             23%

  Long-term liabilities
       Long-term debt, less current maturities                                      9%             53%             41%
       Capital lease obligations, less current maturities                          43%              0%             17%
       Deferred revenue                                                             1%              0%              0%
       Deferred income taxes                                                        3%              5%              3%
                                                                                 ------          ------          ------
            Total long-term liabilities                                            58%             58%             62%

  Stockholders' equity
       Common stock                                                                 4%              5%              4%
       Paid-in-deficit                                                              0%              0%              0%
       Retained earnings                                                            5%             12%             12%
                                                                                 ------          ------          ------
                                                                                    9%             17%             16%
                                                                                 ------          ------          ------
                                                                                  100%            100%            100%
                                                                                 ------          ------          ------

                               Morgan Medical Holdings, Inc.
                               -----------------------------

                  HISTORICAL STATEMENTS OF INCOME FOR YEAR ENDED DECEMBER 31
                  ----------------------------------------------------------
                       All items in thousands except per share amounts

                                                       1992      1993      1994
                                                     ------    ------    ------

Patient service revenues                             $3,520    $4,671    $5,132
Laser rental fees                                        63        27
Consulting fees
                                                     ------    ------    ------
   Total revenues                                     3,582     4,698     5,132

Costs and expenses
   Operating expenses                                   449       735       804
   General and administrative                         2,041     2,495     3,540
                                                     ------    ------    ------
                                                      2,490     3,229     4,344
                                                     ------    ------    ------
Operating Income                                      1,092     1,469       787

Other income (expense)
   Other income                                          23        13        44
   Interest expense                                    (469)     (474)     (483)
   Loss on asset impairment                                      (128)
                                                     ------    ------    ------
   Income before minority interest, taxes and
     extraordinary items                                646       880       348

Minority interest in income of limited partnerships      59         5         0
                                                     ------    ------    ------
   Income before taxes and extraordinary items          587       875       348

Income tax provision                                    233       335       132
                                                     ------    ------    ------
   Income before extraordinary items                    355       539       215

Extraordinary items                                      29        22         0
                                                     ------    ------    ------
Net Income                                             $384      $561      $215
                                                     ======    ======    ======
Per Share Data
   Primary
      Income (loss) before extraordinary item         $0.12     $0.17     $0.06
      Extraordinary item                              $0.01     $0.01     $0.00
                                                     ------    ------    ------
      Net income (loss) per share                     $0.13     $0.18     $0.06
                                                     ======    ======    ======
   Fully Diluted
      Income (loss) before extraordinary item         $0.12     $0.17     $0.06
      Extraordinary item                              $0.01     $0.01     $0.00
                                                     ------    ------    ------
      Net income (loss) per share                     $0.13     $0.18     $0.06
                                                     ======    ======    ======
Primary Weighted Average Shares Outstanding           2,858     3,106     3,400
Fully Diluted Weighted Average Shares Outstanding     2,858     3,201     3,400

                                      Morgan Medical Holdings, Inc.
                                      -----------------------------

                                HISTORICAL STATEMENTS OF INCOME FOR YEAR ENDED DECEMBER 31
                                ----------------------------------------------------------
                                         All items shown as percent of revenue

                                                                                 1992            1993            1994
                                                                                ------          ------          ------

Patient service revenues                                                           98%             99%            100%
Laser rental fees                                                                   0%              0%              0%
                                                                                ------          ------          ------
     Total revenues                                                               100%            100%            100%

Costs and expenses
     Operating expenses                                                            13%             16%             16%
     General and administrative                                                    57%             53%             69%
                                                                                ------          ------          ------
                                                                                   70%             69%             85%
                                                                                ------          ------          ------

Operating Income                                                                   30%             31%             15%

Other expense (income)
     Other income                                                                   1%              0%              1%
     Interest expense                                                             -13%            -10%             -9%
     Loss on asset impairment                                                       0%             -3%              0%
                                                                                ------          ------          ------
     Income before minority interest, taxes and extraordinary items                18%             19%              7%

 Minority interest in income of limited partnerships                                2%              0%              0%
                                                                                ------          ------          ------
     Income before taxes and extraordinary items                                   16%             19%              7%

 Income tax provision                                                               6%              7%              3%
                                                                                ------          ------          ------
     Income before extraordinary items                                             10%             11%              4%


 Tax benefit from utilization of loss carryforward                                  1%              0%              0%
                                                                                ------          ------          ------

 Net Income                                                                        11%             12%              4%
                                                                                ------          ------          ------

                                Morgan Medical Holdings, Inc.
                                -----------------------------

                     STATEMENT OF CASH FLOWS FOR YEAR ENDED DECEMBER 31
                     --------------------------------------------------
                                    All items in thousands

                                                              1992       1993      1994
                                                             ------     ------    ------

Operating Activities
   Net income (loss)                                          $384       $561       $215
   Adjustments to reconcile net income to net
      cash provided by operating activities
         Depreciation and amortization                         369        543        898
         Gain on disposition of assets                           5          6         (8)
         Bad debt expense                                      261        273        247
         Minority interest                                      58          5
         Deferred income taxes                                 204        327        132
         Loss on assets impairment                                        128
         Reversal of percentage rent accrual                             (125)
         Loss on refinancing of lease obligations                         136
         Cumulative effect of change in accounting principles             (29)
         Changes in assets and liabilities
            Patient accounts receivable                       (871)      (184)      (832)
            Prepaid expenses                                   (51)        23          5
            Deposits                                            (1)       (87)       102
            Other assets                                                              (7)
            Accounts payable                                    46       (198)        44
            Accrued expenses                                   198         55        196
            Litigation settlement
            Deferred revenue                                   (16)       (14)       (12)
         Other adjustments                                      13          5          1
                                                             -----      -----      -----

Net Cash Provided by Operating Activities                      598      1,427        980

Investing Activities
   Proceeds from sale of assets                                 10          4         19
   Purchase of equipment                                       (36)      (123)      (505)
                                                             -----      -----      -----
Net Cash Used by Investing Activities                          (26)      (120)      (486)

Financing Activities
   General partner's syndication costs
   Proceeds from issuance of common stock                                  75
   Increase in long-term debt                                  200                   100
   Proceeds from refinancing capital lease obligations                     96
   Principal reductions of long-term debt                      (79)      (345)      (605)
   Principal reductions of capital lease obligations          (495)      (602)      (135)
   Increase in loans from stockholders
   Repayment of loans from stockholders                       (100)       (10)
   Increase in due from officers                               (42)      (154)       (96)
   Repayment of amounts due to former affiliates                         (115)       (57)
                                                             -----      -----      -----
Net Cash Provided (Used) by Financing Activities              (516)    (1,054)      (793)

Increase (Decrease) in Cash                                     56        252       (299)

Cash and Cash Equivalents at Beginning of Year                  97        153        405
                                                             -----      -----      -----
Cash and Cash Equivalents at End of Year                      $153       $405       $106
                                                             =====      =====      =====


                                                                                                        6/12/95
                                                                                                   CONFIDENTIAL

                    PRO FORMA COMBINED BALANCE SHEET
                    --------------------------------
                           All items in thousands

                                             NMR       Morgan*  Percent Contribution   Pro Forma      Pro Forma
                                                                --------------------
                                         12/31/94 (1)  9/30/94     NMR      Morgan    Adjustments     Combined
                                         ------------  -------  -------    ---------  -----------     --------
 ASSETS

 Current assets
     Cash and cash equivalents              $4,451       $244       95%         5%       ($450) (A)      $4,365
                                                                                            90  (B)
                                                                                            30  (C)
      Short-term investments                 1,009                  100%        0%                        1,009
      Due from affiliated physicians         8,916      1,292        87%       13%                       10,208
      Due from officers                                   356         0%      100%        (267) (D)          89
      Other current assets                     821          2       100%        0%                          823
                                         ---------     ------    -------  --------    ---------       ----------
             Total current assets           15,197      1,894        89%       11%        (597)          16,494

 Property, plant & equipment, net           10,898      6,040        64%       36%         (30) (C)      15,160
                                                                                        (1,748) (E)
 Cost in excess of net assets acquired       2,376        213        92%        8%        (213) (F)       8,108
                                                                                         5,732  (G)
 Other assets                                1,668        201        89%       11%         267  (D)       2,136
                                         ---------     ------    -------  --------    ---------       ----------
                                           $30,139     $8,348        78%       22%      $3,411          $41,898
                                         =========     ======    =======  ========    =========       ==========

 LIABILITIES and STOCKHOLDERS' EQUITY

 Current liabilities
     A/P and accrued expenses               $2,279       $435        84%       16%         $50  (H)      $2,764
     Curr. portion of capital leases           327        355        48%       52%                          682
     Curr. portion of notes payable          1,868        919        67%       33%                        2,787
     Deferred income taxes                                325         0%      100%        (325) (I)           0
                                         ---------     ------    -------  --------    ---------       ----------
            Total current liabilities        4,474      2,034        69%       31%        (275)           6,233

 Convertible subordinated debt               2,104                  100%        0%                        2,104
 Capital leases, less current portion          558      1,460        28%       72%                        2,018
 Notes payable, less current portion         8,581      3,211        73%       27%                       11,792
 Deferred taxes & other long-term liab.                   370         0%      100%        (361) (I)           9
 Minority interest in ltd. partnerships      1,927                  100%        0%                        1,927
 Commitments and contingencies

 Stockholders' equity
     Common stock                               53        346        13%       87%        (346) (J)         106
                                                                                            53  (K)
     Additional paid-in-capital             11,007        (18)      100%        0%          18  (J)      16,274
                                                                                         5,267  (K)
     Retained earnings                       2,925        945        76%       24%        (945) (J)       2,925
     Treasury stock, at cost                (1,490)                 100%        0%                       (1,490)
                                         ---------     ------    -------  --------    ---------       ----------
                                            12,495      1,273        91%        9%       4,047           17,815
                                         ---------     ------    -------  --------    ---------       ----------
                                           $30,139     $8,348        78%       22%      $3,411          $41,898
                                         =========     ======    =======  ========    =========       ==========

 Refer to Proxy Statement dated 3/15/95 for footnotes on adjustments provided by NMR management.
 *Reclassified to conform to NMR presentation
 (1) Does not reflect the impact of NMR's diagnostic imaging centers located in Libertyville and Des Plaines, Illinois were acquired effective January 1, 1995.

                       PRO FORMA COMBINED STATEMENTS OF INCOME FOR YEAR ENDED
                       ------------------------------------------------------

                     All items in thousands except shares and per share amounts

                                              NMR      Morgan*      Percent Contribution   Pro Forma    Pro Forma
                                                                    --------------------
                                           3/31/94(1) 12/31/93(2)     NMR      Morgan     Adjustments    Combined
                                          --------    ----------    -------  -----------  -----------   ---------
Revenue                                     $15,597    $4,425         78%       22%                     $20,022

Costs and expenses
   Payroll and related costs                  3,958       668         86%       14%       (122)(L)        4,504
   Depreciation and                           2,545       543         82%       18%        (99)(M)        2,989
     amortization                                                                          (12)(N)          (12)
                                                                                           230 (O)          230
   Med. supplies and other                    5,187     1,522         77%       23%       (134)(L)        6,575
     operating costs                                                                        14 (P)           14
   Other general and admin                      689       213         76%       24%       (124)(L)          778
                                          --------- ---------   --------- ---------  ---------        ---------
                                             12,379     2,946         81%       19%       (247)          15,078
                                          --------- ---------   --------- ---------  ---------        ---------

Operating Income                              3,218     1,479         69%       31%        247            4,944

Other expense (income)
   Interest expense                             823       474         63%       37%                       1,297
   Other inc. (exp.), net                       130      (126)      3250%    -3150%        (76)(Q)          (72)
                                          --------- ---------   --------- ---------  ---------        ---------

   Income bef. minority interest,
     taxes & extraordinary items              2,525       879         74%       26%        171            3,575

Minority interest in inc. of ltd. ptrships    1,049         5        100%        0%                       1,054
                                          --------- ---------   --------- ---------  ---------        ---------

   Inc. bef. taxes & extraordinary items      1,476       874         63%       37%        171            2,521

Income tax provision                            108       335         24%       76%       (271)(R)          172
                                          --------- ---------   --------- ---------  ---------        ---------

   Inc. before extraordinary items            1,368       539         72%       28%        442            2,349

Extraordinary item                                         (7)         0%      100%                          (7)
Cum. effect of change in acctg principle                   29          0%      100%                          29
                                          --------- ---------   --------- ---------  ---------        ---------

Net Income                                   $1,368      $561         71%       29%       $442           $2,371
                                          ========= =========   ========= =========  =========        =========

Weighted average shares outstanding
   Primary                                4,757,102 3,105,791                                         5,884,571(S)
                                          ========= =========                                         =========
   Fully Diluted                          4,757,102 3,200,900                                         5,884,571(S)(T)
                                          ========= =========                                         =========
Earnings per share
   Primary                                    $0.29     $0.18                                             $0.40
                                          ========= =========                                         =========
   Fully Diluted                              $0.29     $0.18                                             $0.40
                                          ========= =========                                         =========

Refer to Proxy Statement dated 3/15/95 for footnotes on adjustments provided by NMR management.
*Reclassified to conform to NMR presentation
(1) Reflects the impact of the acquisition of additional limited partner interests in seven of NMR's MRI facilities as of the effective date of January 1, 1994, and includes the results of operations of the Company's acquired Oak Lawn Imaging Center as of January 21, 1994 the date of such acquisition. Does not reflect the impact of NMR's diagnostic imaging centers located in Libertyville and Des Plaines, Illinois, which were acquired effective January 1, 1995.
(2) Includes the operations of Morgan's Sarasota Outpatient MRI and Diagnostic Center from the center's opening date on June 6, 1994.

                                                    MORGAN MEDICAL COMPARABLE COMPANIES
                                             -------------------------------------------------
                                              (Figures in thousands except per share amounts)

                             Ticker/      Fiscal   Price    P/E  Shares O/S  MarketCap    L4Q     1994    1994    Mkt Cap/  Price/
                             Exchange      Year   06/05/95         000's       000's      EPS    Sales   Equity    Sales    Book

Health Images               HII/NYSE      31-Dec    $5.00    NM    11,612    $58,060    ($0.17) $77,444  $79,578    0.75    0.73
HealthCare Imaging          HISS/NASDAQ   31-Dec     1.63   27.1    4,486      7,290      0.06   11,399    3,341    0.64    2.18
Medical Diagnostics         MDIX/NASDAQ   30-Sep     6.25   16.9    3,603     22,519      0.37   20,330   12,386    1.11    1.82
Alliance Imaging            SCAN/NASDAQ   31-Dec     2.50    NM     7,124     17,810     (2.43)  57,875   13,835    0.31    1.29
Modern Medical Modalities   MODM/NASDAQ   31-Dec     2.00   20.0    3,859      7,718      0.10    7,848    4,129    0.98    1.87
SMT Health                  SHED/NASDAQ   31-Dec     2.88   11.1    2,408      6,923      0.26   13,282    3,653    0.52    1.90
Medical Resources           MRA/AMEX      31-Dec     1.50    8.3   18,393     27,590      0.18   17,030   22,144    1.62    1.25

                            AVERAGE                 $3.11   16.7    7,355    $21,130    ($0.23) $29,315  $19,867   $0.85   $1.58

                            MEDIAN                  $2.50   16.9    4,486    $17,810     $0.10  $17,030  $12,386   $0.75   $1.82

Morgan Medical (1)          MGMH/NASDAQ   31-Dec     0.88    4.9    3,201      2,801      0.18    4,425    1,273    0.63    2.20

NMR of America (2)          NMRR/NASDAQ   31-Mar     4.25   14.7    4,757     20,218      0.29   15,597   12,495    1.30    1.62

Combined (1,2)              NMRR/NASDAQ   31-Mar     4.25   10.6    5,885     25,009      0.40   20,022   17,815    1.25    1.40


(1) Sales and earnings figures for Morgan Medical for year ended 12/31/93. Equity figure at 9/30/94. Source: Proxy Statement

(2) Sales and earnings figures for NMR for year ended 3/31/94. Equity figure at 12/31/94. Source: Proxy Statement

                              MORGAN MEDICAL HOLDINGS
                              -----------------------

                              COMPARABLE TRANSACTIONS
                              -----------------------

                      Medical Diagnostics      Morgan        Morgan Pro Forma   Morgan Estimated
                     Fiscal September 1994  Calendar 1994     Calendar 1994      Calendar 1995

Purchase Price         $33.3 million        $11.5 million      $11.5 million     $11.5 million

Revenue                     1.6x                 2.3x              2.4x             1.6x

Operating Income           10.1x                14.6x              7.3x             6.8x

Net Income                 20.3x                53.5x             12.4x             9.6x

EBITDA                      6.1x                 6.4x              5.3x             3.5x


                              MORGAN MEDICAL HOLDINGS
                              -----------------------

                     CAPE CORAL'S IMPACT ON REVENUES & EARNINGS
                     ------------------------------------------


                                1994 Actual             1995 Projected
                               ------------             --------------

Revenues                       $ 1,600,148               $ 1,805,126

Operating Income                   779,122                   775,927

EBITDA                           1,068,713                 1,125,352

Multiple x 6                     6,412,278                 6,752,112